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EXHIBIT 12.1

SUMMIT PROPERTIES PARTNERSHIP, L.P.
CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
NINE MONTHS ENDED SEPTEMBER 30, 2000
(DOLLARS IN THOUSANDS)

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
Income before extraordinary items...........................  $64,097
Interest:
  Expense incurred..........................................   28,544
  Amortization of deferred financing costs..................      731
  Rental fixed charges......................................      188
                                                              -------
          Total Earnings....................................  $93,560
                                                              =======
Fixed charges:
  Interest expense..........................................  $28,544
  Interest capitalized......................................    7,594
  Dividends to preferred unitholders in Operating
     Partnership............................................    9,315
  Rental fixed charges......................................      188
  Amortization of deferred financing costs..................      731
                                                              -------
          Total fixed charges...............................  $46,372
                                                              =======
Ratio of earnings to fixed charges..........................     2.02
                                                              =======
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